Exhibit 107

Form S-4
(Form Type)
Lionheart Acquisition Corporation II
(Exact Name of Registrant as Specified in its Charter)
Calculation of Filing Fee Tables
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum aggregate offering price	Fee Rate	Amount of registration fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Warrants to purchase Class A Common Stock (1)	Fee Calculation Rule 457(g)	1,029,000,000	(2)	(2)	0.0000927	(2)	--	--	--	--
	Equity	Class A Common Stock underlying Warrants (3)	Fee Calculation Rule 457(g)	1,029,000,000	$11.50 (4)	$11,833,500,000	0.0000927	$1,096,965.45 (5)	--	--	--	--
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$11,833,500,000		$1,096,965.45
	Total Fees Previously Paid							$1,096,965.45
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)
Represents the number of warrants of the Registrant (the “New Warrants”) each to acquire one share of Class A Common Stock of the Registrant (the “Class A Common Stock”) that are anticipated to be distributed on a pro-rata basis to the holders of the Class A Common Stock that remain outstanding on the closing date of the business combination described in the accompanying proxy statement/prospectus (“Business Combination”) after the Registrant redeems the shares of Class A Common Stock that the holders thereof have elected to redeem in connection with the Business Combination and after taking into consideration any such holders who have waived their right to receive such distribution.

(2)	No separate fee due in accordance with Rule 457(g).
(3)	Represents shares of Class A Common Stock to be issued upon exercise of the New Warrants.
(4)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(5)	The registrant previously paid the registration fee in connection with a prior filing of this Registration Statement